EXHIBIT 23





                    CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS





      As independent public accountants, we hereby consent to the incorporation of our report dated February 21, 1996 on the financial statements of Savannah Electric and Power Company, included in this Form 8-K, into Savannah Electric and Power Company's previously filed Registration Statement File No. 33-52509.




/s/ Arthur Andersen LLP
    Atlanta, Georgia
    February 28, 1996